Exhibit 99.1

FOR IMMEDIATE RELEASE:

AsiaFIN Holdings Delivers 53% Revenue Growth, Positive Net Income, for Third Quarter of 2025

Kuala Lumpur, November 13, 2025 – AsiaFIN Holdings Corp., (OTCQB: ASFH), a leading fintech financial ecosystem enabler, today announced financial results for the third quarter of 2025, the three-month period ended September 30, 2025.

CEO of AsiaFIN, KC Wong said, “Supported by increasing government regulations and demand for improved automation, AsiaFIN delivered significant growth and profitability in the third quarter. Q3 revenue nearly matched full-year 2024 revenue, increasing more than 52% year-over-year. Combined with a normalization of our gross margins and continued expense management, we generated positive net income.”

Financial Results for the Quarter Ended September 30, 2025:

Cash and cash equivalents were approximately $795,000 as of September 30, 2025 as compared to approximately $1.31 million as of December 31, 2024.

Revenue for the quarter was approximately $1.6 million, an increase of 52.7% from the revenue for the third quarter of 2024.

Gross profit for the quarter was approximately $737,000, representing a gross margin of 46.8%, compared to gross profit of approximately $539,000, representing a gross margin of 52.2% for the third quarter of 2024. Sequentially, gross margin improved more than 1,500 basis points.

Selling, general and administrative expenses were approximately $368,000, an increase of 6.0% compared to $348,000 in the third quarter last year. The increase in general and administrative expenses was primarily attributable to international expenses related to the expansion into ASEAN and Saudi Arabia.

Net income was approximately $371,000, an increase of 110.9% compared to net income of approximately $176,000 for the third quarter of 2024.

Net income attributable to common shareholders was approximately $380,000, an increase of 106.0% compared to net income attributable to common shareholders of approximately $184,000 for the third quarter of 2024.

Total comprehensive income was approximately $399,000, or $0.00 per share, a slight increase compared to total comprehensive income of approximately $398,000, or $0.00 for the third quarter of 2024. The third quarter of last year included a significant gain on foreign currency translation income.

“We continue to advance our important initiatives in Saudi Arabia,” continued Mr. Wong. “As previously disclosed, expanding our global presence is central to our long-term growth strategy, and Saudi Arabia, our first target, is an attractive market for our solutions. We received the second payment on the Saudi project, and as we continue to establish a strong reputation with the customer, we are advancing discussions for future deployments.”

“Simultaneously, our eInvoice projects are mostly completed and have been invoiced,” added Mr. Wong. “Our proven ability to automate important regulatory workflows is increasingly valuable to our customers, and our OrangeFIN Robotic Process Automation (RPA) business continues to improve.”

About AsiaFIN Holdings Corp.

AsiaFIN Holdings Corp. (OTCQB: ASFH), a Nevada corporation, operates through its wholly owned Malaysia, Hong Kong and StarFIN Holdings Ltd subsidiaries. AsiaFIN’s mission is to become the “financial ecosystem enabler” through its solutions in Fintech; Regulatory Technology (REGTECH); ESG Consultancy & Reporting and Robotic Process Automation (RPA) services. AsiaFIN provides services to over 90+ financial institutions and over 100 corporate clients in the Asia and Middle East region including Malaysia, Myanmar, the Philippines, Indonesia, Bangladesh, Pakistan, Thailand, Singapore and Saudi Arabia. AsiaFIN’s clients are central banks, financial institutions and large corporation. For further information regarding the company, please visit https://asiafingroup.com

Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. Those statements include statements regarding the intent, belief or current expectations of AsiaFIN and members of its management as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.

AsiaFIN undertakes no obligation to update or revise forward-looking statements to reflect changed conditions. Statements in this presentation that are not descriptions of historical facts are forward-looking statements relating to future events, and as such all forward-looking statements are made pursuant to the Securities Litigation Reform Act of 1995. Statements may contain certain forward-looking statements pertaining to future anticipated or projected plans, performance and developments, as well as other statements relating to future operations and results. Words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” “intends,” “goal,” “objective,” “seek,” “attempt,” “aim to,” or variations of these or similar words, identify forward-looking statements. These risks and uncertainties include, but are not limited to, risks associated with AsiaFIN’s operating history, recent history of losses and profits, ability to adequately protect its software innovations, dependence on key executives, ability to obtain required regulatory approvals, other factors described in AsiaFIN’s Annual Report on Form 10-K and other factors as may periodically be described in AsiaFIN’s filings with the U.S. Securities and Exchange Commission.

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ASIAFIN HOLDINGS CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2025 (UNAUDITED) AND DECEMBER 31, 2024 (AUDITED)

(Currency expressed in United States Dollars (“US$”), except for number of shares or otherwise stated)

	As of September 30, 2025	As of December 31, 2024
	Unaudited	Audited

ASSETS
Current assets
Cash and cash equivalents	$795,154	$1,309,929
Account receivables, net	1,310,608	1,184,130
Prepayment, deposits and other receivables	254,931	146,233
Amount due from related parties (including $47,478 of amount due from associate as of September 30, 2025)	64,296	3,809
Tax assets	333,847	280,354
Total current assets	$2,758,836	$2,924,455

Non-current Assets
Right-of-use assets, net	$576,831	$615,444
Property, plant and equipment, net	706,196	614,673
Deferred income tax assets	344	324
Investment in associates	8,322	7,944
Total non-current assets	$1,291,693	$1,238,385

TOTAL ASSETS	$4,050,529	$4,162,840

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accrued liabilities and other payables	$904,691	$1,151,256
Account payables (including $62,277 and $19,984 of account payable to related party as of September 30, 2025, and December 31, 2024, respectively)	142,840	39,296
Income tax payable	3,358	60,483
Amount due to director	103,911	146,018
Hire purchase – current portion	15,234	-
Lease liability – current portion	57,562	64,787
Total current liabilities	$1,227,596	$1,461,840

Non-current liabilities
Hire purchase – non-current portion	31,078	-
Lease liability – non-current portion	519,269	550,657
Deferred tax liabilities	5,305	4,991
Total non-current liabilities	$555,652	$555,648

TOTAL LIABILITIES	$1,783,248	$2,017,488

SHAREHOLDERS’ DEFICIT
Preferred shares, $0.0001 par value; 200,000,000 shares authorized; None issued and outstanding	$-	$-
Common stock, $0.0001 par value; 600,000,000 shares authorized; 81,915,838 and 81,551,838 shares issued and outstanding as of September 30, 2025 and December 31, 2024	8,192	8,155
Additional paid-in capital	10,795,250	10,467,687
Accumulated other comprehensive loss	(150,777)	(271,870)
Accumulated deficit	(8,339,723)	(8,039,600)
Non-controlling interest	(45,661)	(19,020)

TOTAL SHAREHOLDERS’ EQUITY	$2,267,281	$2,145,352

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$4,050,529	$4,162,840

See accompanying notes to unaudited condensed consolidated financial statements.

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ASIAFIN HOLDINGS CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares or otherwise stated)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
REVENUE	$1,576,382	$1,032,360	$3,204,858	$2,094,588

COST OF REVENUE (including $1,279 and $24,122 of cost of service revenue to related party for the three months ended September 30, 2025 and 2024, respectively; including $51,476 and $89,558 of cost of service revenue to related party for the nine months ended September 30, 2025 and 2024, respectively)	(839,347)	(493,630)	(2,162,815)	(1,479,636)

GROSS PROFIT	$737,035	$538,730	$1,042,043	$614,952

SHARE OF LOSS FROM OPERATION OF ASSOCIATE	(1)	(16,664)	(118)	(41,751)

OTHER INCOME	2,379	1,477	8,692	5,730

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES (including $26,135 and $24,882 of selling, general and administrative expenses to related party for the three months ended September 30, 2025 and 2024, respectively; including $75,961 and $70,482 of selling, general and administrative expenses to related party for the nine months ended September 30, 2025 and 2024, respectively)	(368,494)	(347,639)	(1,377,381)	(969,579)

INCOME/(LOSS) BEFORE INCOME TAX	$370,919	$175,904	$(326,764)	$(390,648)

INCOME TAX PROVISION	-	-	-	-

NET INCOME/(LOSS)	$370,919	$175,904	$(326,764)	$(390,648)
Net loss attributable to non-controlling interest	9,188	8,577	26,641	15,922

NET INCOME/(LOSS) ATTRIBUTED TO COMMON SHAREHOLDERS OF ASIAFIN HOLDINGS CORP.	$380,107	$184,481	$(300,123)	$(374,726)

Other comprehensive income:
- Foreign currency translation income	18,703	213,709	121,093	166,137

TOTAL COMPREHENSIVE INCOME/(LOSS)	$398,810	$398,190	$(179,030)	$(208,589)

NET INCOME/(LOSS) PER SHARE, BASIC AND DILUTED	$0.00	$0.00	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED	81,915,838	81,551,838	81,915,838	81,551,838

Investors & Media Contact:

Tom Baumann

FNK IR

646.349.6641

asfh@fnkir.com

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